UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 14, 2011

ECOLOGY COATINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-91436	26-0014658
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(State or other jurisdiction incorporation)	(Commission File Number)	(IRS Employer or Identification No.)

24663 Mound Road, Warren, MI  48091
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(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code

586-486-5308

(Former Name or Former Address, if Changed Since Last Report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On August 24, 2011, Fairmount Five, LLC (“Fairmount Five”) purchased an additional 100 shares of 5% Convertible Preferred Shares, Series C at a purchase price of $1,000 per share pursuant to the Convertible Preferred Securities Agreement entered into on March 9, 2011. Fairmount Five now holds 1,659 Convertible Preferred Shares, Series C.

The Convertible Preferred Shares, Series C have a liquidation preference of $1,000 per share and a conversion price of $.06 per share.   The Convertible Preferred Shares will pay cumulative cash dividends at a rate of 5% per annum, subject to declaration by the Board.

We offered and sold the Convertible Preferred Shares to the Purchaser in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

Additional information pertaining to the Convertible Preferred Securities Agreement dated March 9, 2011 is contained in our Current Reports filed with the Commission on March 14, 2011, April 14, 2011 and July 11, 2011 and are incorporated by reference.

Item 9.01. Financial Statements and Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLOGY COATINGS, INC.

DATE: September 14, 2011	By: /s/ Daniel V. Iannotti
Daniel V. Iannotti
Vice President, General Counsel & Secretary